Exhibit 10.2
TERM NOTE

$4,000,000	July 24, 2014

          FOR VALUE RECEIVED, each of MGC DIAGNOSTICS CORPORATION, a Minnesota corporation, and MEDICAL GRAPHICS CORPORATION, a Minnesota corporation (individually and collectively, the “Borrower”), jointly and severally, promises to pay to the order of BMO HARRIS BANK N.A., a national banking association (the “Bank”), at its main office in Minneapolis, Minnesota or at such other place as may be designated in writing from time to time by the Bank, in lawful money of the United States of America, the principal sum of Four Million Dollars ($4,000,000), together with interest (as provided in that certain Credit Agreement, dated as of the date hereof, as amended from time to time, among the Borrower and the Bank (the “Credit Agreement”)) on the unpaid principal balance hereof from the date hereof until this Note is fully paid.

          This Note is payable as provided in the Credit Agreement. The Borrower may prepay at any time and from time to time, all or any portion of the balance from time to time remaining on this Note as provided in the Credit Agreement.

          This Note is the “Term Note” referred to in the Credit Agreement, is issued pursuant to and is subject to the Credit Agreement which, among other things, provides for acceleration of the maturity hereof upon the occurrence of an Event of Default, as defined in the Credit Agreement, and is secured by the Security Agreements and other Loan Documents referred to in the Credit Agreement.

          The Borrower, jointly and severally, agrees to pay all costs of collection, including reasonable attorneys’ fees, in the event this Note is not paid when due. This Note is being delivered in, and shall be governed by, the laws of the State of Minnesota. Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

MGC DIAGNOSTICS CORPORATION

By	/s/ Wesley W. Winnekins
Its	Chief Financial Officer, Chief
Operating Officer and Secretary

MEDICAL GRAPHICS CORPORATION

By	/s/ Wesley W. Winnekins
Its	Chief Financial Officer, Chief
Operating Officer and Secretary

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